BROAD & BRIGHT
世泽律师事务所

上海市淮海中路93号大上海时代广场1109室 邮编200021
Suite 1109, Shanghai Times Square Office, 93 Huai Hai Zhong Road, Shanghai 200021 TEL:+86 21 2319 3088 FAX:+86 21 5386 1619

August 29, 2022

CGL Logistics Holdings Limited

Unit 1805, 18F, Ever Gain Plaza
88 Container Port Road
Kwai Chung, New Territories
Hong Kong

Re: Consent of Broad & Bright

Ladies and Gentlemen,

We, Broad & Bright, are the "PRC counsel" referenced in the Form F-1 of CGL Logistics Holdings Limited, as submitted to the United States Securities and Exchange Commission on June 29, 2022 (the "Registration Statement"). We hereby consent to such references being used in the Registration Statement, and we further hereby consent to the filing of this consent as an exhibit to the Registration Statement with the United States Securities and Exchange Commission.

For and on behalf of

Broad & Bright

Kai Yuan
Partner